AMENDED FORM 8-K DATED April 7, 2010

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDED FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 7, 2010 (April 5, 2010)

STRATECO RESOURCES INC

 (Exact name of small business issuer as specified in its charter)

Québec, Canada	049942	N/A
State or other jurisdiction of incorporation	Commission File Number	(IRS Employer Identification No.)

1225 Gay-Lussac Street, Boucherville, Québec, J413 7KI (450) 641-0775

(Address and telephone number of registrant's principal executive offices and principal place of business

N/A

(Former name, former address and former fiscal year, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-1 2)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b»

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

DOCUMENTS INCORPORATED BY REFERENCE

None

Item 4.01 (a) Changes in Registrants’ Certifying Accountant

Pursuant to the requirements of Item 304 (a) (3) of Regulation S-K of the U.S. Securities and Exchange Act of 1934, the Registrant provided PETRIE RAYMOND,LLP, Chartered Accountants (“PETRIE RAYMOND”) with copy of Form 8-K dated March 29, 2010 Item 4.01 and requested PETRIE RAYMOND, to furnish the Registrant with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agreed and if not in what respects it did not, with the statements made by the Registrant in response to Item 304 (a) mentioned in Form 8-K dated March 29, 2010.

The Registrant is filing with the present Amended Form 8-K dated April 7, 2010, PETRIE RAYMOND’s letter as Exhibit 16 within two business days of the receipt on April 5, 2010 of said letter according to the delays mentioned at the Item 304 (a) (3).

Exhibits:

CE Exhibit 16: Letter of Petrie Raymond, LLP Chartered Accountants

SIGNATURE

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STRATECO RESOURCES INC.

Registrant

Date:  April 7, 2010

/s/ Guy Hébert

__________________________

Name: Guy Hébert

Title:  President and Chief Executive Officer

Exhibit 16

255 CRÉMAZIE BLVD. EAST, SUITE 1000
MONTRÉAL (QUÉBEC)  H2M 1M2
TEL.: (514) 342-4740
FAX: (514) 737-4049

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for Strateco Resources Inc. and, under the date of March 11, 2010, we reported on the financial statements of Strateco Resources Inc. as of and for the years ended December 31, 2009 and 2008. On March 23, 2010, our appointment as principal accountants was terminated. We have read Strateco Resources Inc.’s statements included under Item 4.01 (a) of its Form 8K dated March 29, 2010, and we agree with such statements.

Yours very truly,

Limited Liability Partnership Chartered Accountants

Montréal, Canada

April 1, 2010